[William & Webster, P.S. Letterhead]

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Trend Mining Company
Coeur D'Alene, Idaho

We consent to the use of our report dated January 24, 2000 on the financial statements of Trend Mining Company as of September 30, 1999 and 1998 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form 10-SB Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

July 24, 2000